UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934
Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement
☒	Definitive Additional Materials
Exodus Movement, Inc.
(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

Important Notice Regarding the Availability of Materials

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

EXODUS MOVEMENT, INC.

EXODUS

You are receiving this communication because you hold securities in the company listed above. They have released informational materials that are now available for your review. **This notice provides instructions on how to access Exodus Movement, Inc. materials for informational purposes only.**

You may view the materials online at *www.materialnotice.com* and easily request a paper or e-mail copy (see reverse side).

See the reverse side for instructions on how to access materials.

V75867-P34984

Materials Available to VIEW or RECEIVE: →

How to View Online:
Visit: *www.materialnotice.com*. Have the information that is printed in the box marked by the arrow above.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these materials, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.materialnotice.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@materialnotice.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow above in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

V75868-P34984

THIS NOTICE WILL ENABLE YOU TO ACCESS MATERIALS FOR INFORMATIONAL PURPOSES ONLY

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The purpose of the Information Statement is to inform you that stockholders owning a majority of the voting power of the outstanding shares of capital stock of Exodus Movement, Inc. (the "Company") entitled to vote thereon have, on May 22, 2025, executed a written consent in lieu of an annual meeting approving actions to: (i) remove and re-elect five directors to serve as members of the Company's Board of Directors (the "Board"), to hold office until the 2026 annual meeting of stockholders and until their successors shall have been duly elected and qualified or until their earlier death, resignation or removal, and (ii) adopt an amendment to the Company's Amended and Restated Certificate of Incorporation to limit the liability of certain officers as permitted by Delaware law (together, the "Actions"). The Actions are described in more detail in the Information Statement.

The action by written consent described in the Information Statement constitutes the only stockholder approval required to approve the Actions. The Board is not soliciting your proxy or consent in connection with the Actions and no proxies or consents are being requested from stockholders.

The Actions will become effective 40 calendar days after the Notice of Internet Availability with respect to the Actions is first sent to the Company's stockholders.

Pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, you are receiving this notice that the Information Statement is available on the Internet. This communication provides only a brief overview of the more complete Information Statement. We encourage you to access and review all of the important information contained in the Information Statement.

V75869-P34984

THIS PAGE WAS INTENTIONALLY LEFT BLANK

V75870-P34984